EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated March 4, 2016, with respect to the financial statement of Advisors Disciplined Trust 1628, comprising Advisors Corporate Trust, Investment Grade 3-7 Year, Series 3 - A Hartford Investment Management Company ("HIMCO") Portfolio, contained in Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-208498) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                /s/ GRANT THORNTON LLP


Chicago, Illinois
March 4, 2016